UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2018

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 11, 2018, TSR, Inc. (the “Company”) notified the Listing and Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) that, as of July 9, 2018, as a result of the resignation of James J. Hill from the Company’s Board of Directors (the “Board”) and all committees of the Board on which he served, (a) only two of the four remaining members of the Board qualify as “Independent Directors” within the meaning of the Nasdaq Stock Market Rules, and (b) there are only two remaining members of the Audit Committee of the Board. As the Company previously disclosed, Mr. Hill had notified the Company of his resignation by letter dated July 9, 2018, and that his resignation was effective immediately. As a result, the Company is not in compliance with Nasdaq Listing Rule 5605(b)(1), which requires that a majority of an issuer’s board of directors be comprised of “Independent Directors,” and Nasdaq Listing Rule 5605(c)(2)(A), which requires that an issuer must have, and continue to have, an audit committee of at least three members (each of whom must be an “Independent Director” and satisfy other independence requirements stated in the Listing Rule).

On July 12, 2018, the Company received a written notice (the “Notice”) from Nasdaq acknowledging that the Company is not in compliance with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605 as a result of Mr. Hill’s resignation. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

The Notice states that, under the Nasdaq Listing Rules, the Company must regain compliance by the earlier of the Company’s next annual meeting of stockholders or July 9, 2019, or if the next annual meeting of stockholders is held before January 7, 2019, then by January 7, 2019. The Company intends to undertake to identify a qualified candidate for director who meets the applicable independence requirements under the Nasdaq Listing Rules and to appoint such individual as a member of the Board in accordance with the procedures set forth in the Company’s Amended and Restated By-laws and as a member of the Audit Committee of the Board, in order to regain compliance with the applicable Nasdaq Listing Rules within the required timeframe.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to successfully identify a qualified candidate for director who meets the applicable independence requirements under the Nasdaq Listing Rules and to appoint such individual as a member of the Board; and other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Vice President-Finance, Controller and Secretary

Date: July 13, 2018

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